GOVERNANCE AGREEMENT

               Agreement  dated  as  of  September  9,  1997  between  Lund
          International Holdings, Inc., a Delaware corporation (the "Company ), and LIH Holdings, LLC, a Delaware limited liability company (the "Stockholder ).

               WHEREAS, Allan W. Lund ("Lund") and the Stockholder propose to enter into a stock purchase agreement (the "Stock Purchase Agreement") dated the date hereof pursuant to which, among other things, subject to the terms and conditions to be contained in the Stock Purchase Agreement, the Stockholder would acquire from Lund, his family and certain entities related thereto, at the closing of such purchase and sale (the "Closing"), Beneficial Ownership of shares of common stock, par value $.10 per share, of the Company ("Common Stock"), aggregating 1,686,893 shares of Common Stock (the "Shares"), constituting approximately 38.4% of the Common Stock outstanding as of the date hereof; and

               WHEREAS, Lund and the Stockholder have sought Board approval of the acquisition of Shares for purposes of Section 203 of the Delaware General Corporation Law; and

               WHEREAS, as a condition to such approval, a special committee formed by the Board and the Board have required that certain arrangements be put in place relating to the acquisition and disposition of securities of the Company by the Stockholder and related provisions concerning the Stockholder s relationship with the Company, have negotiated the terms of this Agreement and have concluded that, subject to execution and delivery of this Agreement, giving its approval under Section 203 of the Delaware General Corporation Law and implementing the arrangements contemplated by this Agreement is in the best interests of the Company and its stockholders; and

               WHEREAS, in consideration of such approval, the Stockholder desires to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by the Stockholder and its Affiliates and Associates, and related provisions concerning the Stockholder s relationship with the Company;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Stockholder hereby agree as follows:


                                      ARTICLE I
                                STANDSTILL AND VOTING

               Section 1.01.  Acqusition of Voting Securities.
                              -------------------------------

               (a) Until the Standstill Termination Date, the Stockholder covenants and agrees that the Stockholder will not, and will not permit its Affiliates or Associates to, Beneficially Own any Voting Securities in excess of the number of Permitted Shares; provided that, (i) this Agreement shall not restrict any
          --------
          acquisition of Voting Securities in a transaction directly with the Company and approved in accordance with the provisions of
          Section 2.03(b) hereof (including, without limitation, the acquisition of Voting Securities by any Stockholder Director by reason of the grant of stock options by the Company to all directors); and (ii) if a bona fide tender or exchange offer is made by any Person (other than the Company, the Stockholder or an Affiliate or Associate of the Stockholder, or any Person acting in concert with the Stockholder or any of its Affiliates or
          Associates, and other than any acquisition or proposed acquisition of Voting Securities that intentionally has been induced, in whole or in part and directly or indirectly by the Stockholder in order to permit the acquisition by Stockholder or its Affiliates and Associates of Voting Securities under this paragraph (a)) to purchase outstanding shares of Voting Securities representing 50% or more of the Total Voting Power and such offer is not withdrawn or terminated prior to the Stockholder commencing a tender offer or exchange offer, then the Stockholder may commence a tender or exchange offer for all Voting Securities not owned by the Stockholder or its Affiliates and Associates, and this Agreement shall not prohibit the acquisition of Voting Securities pursuant to such tender or exchange offer.

               (b) Subject to the proviso in Section 1.01(a) hereof and any waiver or approval in accordance with the provisions of
          Section 5.02(a) hereof, if at any time the Stockholder or its Affiliates and Associates Beneficially Own more than the
          Permitted Shares, inadvertently or otherwise, then the Stockholder shall promptly take all action necessary to reduce the amount of Voting Securities Beneficially Owned by such Persons to an amount not greater than the Permitted Shares.

               (c) The Stockholder shall not permit any Affiliate or Associate thereof to Beneficially Own any Voting Securities unless such Person becomes a signatory to this Agreement and a "Stockholder" hereunder.

               Section 1.02.  Limited Restrictions  on Transfer.   Prior to
                              ---------------------------------
          the Standstill Termination Date, the Stockholder, and each Affiliate or Associate thereof which acquires Voting Securities in accordance with the terms of this Agreement, will not Transfer Beneficial Ownership of any Voting Securities to any of its Affiliates or Associates unless each such Person becomes a signatory to this Agreement and a "Stockholder" hereunder. The Stockholder agrees to inclusion of the following legend on certificates representing its Shares:

               The shares represented by this certificate and any transfer thereof are subject to a restriction on transfer to any Affiliate or Associate of the holder hereof as set forth in a Governance Agreement between the holder and the Company dated as of September 9, 1997, a copy of which is on file at the principal executive office of the Company.

          Such legend shall be placed on all certificates held by the Stockholder during the continuance of this Agreement.

               Section 1.03.  Voting.    Until  the Standstill  Termination
                              ------
          Date, all Voting Securities Beneficially Owned by the Stockholder or any Affiliate or Associate thereof shall be voted in the election of directors, (a) in the case of election of Independent Directors at the option of the Stockholder, either (1) for the election of the Independent Directors proposed by the specified committees in accordance with Article II, or (2) in the same proportion as the votes cast by other holders of Voting Securities and (b) for the Stockholder Directors.

               Section 1.04.  Further Restrictions on Conduct.
                              -------------------------------

               (a)  Unless waived or approved in advance in accordance with
          Section 5.02(b) hereof, the Stockholder covenants and agrees that until the Standstill Termination Date, neither the Stockholder nor any Affiliate or Associate thereof shall:

                    (i) initiate, propose, make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" or "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, as in effect on the date hereof), in any election contest with respect to the election or removal of the Independent Directors proposed by the specified committees in accordance with Article II;

                    (ii) other  than  as  contemplated by  Section  1.01(a)
               solicit, offer, seek or propose to any other Person (including without limitation the Company) any form of merger with, tender or exchange offer for securities of, sale or liquidation of assets of, or similar business combination transaction with or involving the Company or its
               Affiliates or  Associates; provided, however,  the foregoing
                                          --------
               shall not restrict any  such action relating to a  merger or similar business combination with the purpose and effect of the Company or its Affiliates and Associates acquiring the business, voting securities or assets of another Person; or

                    (iii) take any other action inconsistent with the foregoing.

               Section 1.05.  Reports.    Until the  Standstill Termination
                              -------
          Date, the Stockholder shall deliver to the Company, promptly after any acquisition or Transfer of Voting Securities, an accurate written report specifying the amount and class of Voting Securities acquired or Transferred in such transaction and the amount of each class of Voting Securities owned by the Stockholder or any Affiliate or Associate thereof after giving effect to such transaction; provided, however, that no such report need be delivered with respect to any such acquisition or Transfer of Voting Securities by the Stockholder that is reported in a statement on Schedule 13D filed with the Commission and delivered to the Company by the Stockholder or any Affiliate or Associate thereof in accordance with Section 13(d) of the Exchange Act and the rules thereunder. The Company shall be entitled to rely on such reports and statements on Schedule 13D for all purposes of this Agreement.


                                      ARTICLE II
                                  BOARD OF DIRECTORS

               Section 2.01.  Initial Composition of Board of Directors.
                              -----------------------------------------

               (a)  The  number  of  directors  comprising  the   Board  of
          Directors after the Closing under the Stock Purchase Agreement shall be seven.

               (b) Prior to the Closing, the Board of Directors shall take such action as is required under applicable law to cause to be elected to the Board of Directors, effective upon the Closing, the two Stockholder Directors set forth on Exhibit 1 hereto.

               (c) A third director, the Third Independent Director, shall be proposed by Stockholder, not less than ten business days following the date hereof and submitted for approval by the Independent Directors serving on the Company's Board of Directors prior to Closing. The Stockholder shall provide the Independent Directors with such information as the Independent Directors may reasonably request regarding the proposed Third Independent Director. Such Independent Directors shall notify Stockholder of such approval or disapproval within ten business days following receipt of notice of the proposed Third Independent Director. Failure to so notify Stockholder within such ten business day period shall be deemed disapproval of such proposed Third Independent Director. Upon any such disapproval, the Stockholder may submit for approval another proposed Third Independent
          Director in the manner of the original proposal. The Board of Directors shall take such action as is required under applicable law to cause to be elected by the Board of Directors, effective upon Closing, the Third Independent Director.

               (d) A fourth director, the Fourth Independent Director, shall be proposed by the Independent Directors serving on the Company's Board of Directors prior to Closing not less than ten business days following the date hereof and submitted for approval by the Stockholder. The Independent Directors shall provide the Stockholder with such information as the Stockholder may reasonably request regarding the proposed Fourth Independent Director. The Stockholder shall notify such Independent Directors of such approval or disapproval within ten business days following receipt of notice of the proposed Fourth Independent Director. Failure to so notify such Independent Directors within such ten business day period shall be deemed disapproval of such proposed Fourth Independent Director. Upon any such disapproval, such Independent Directors may submit for approval another proposed Fourth Independent Director in the manner of the original proposal. The Board of Directors shall take such action as is required under applicable law to cause to be elected by the Board of Directors, effective upon Closing, the Fourth Independent Director.

               (e) The remaining directors comprising the Board of Directors, effective upon the Closing, shall consist of the Company Director and the two Independent Directors proposed by the Independent Directors serving on the Company's Board of Directors prior to Closing and set forth on Exhibit 2 hereto.

               (f)  Notwithstanding paragraphs (c) and (d) above, if at the time of Closing, both the Third Independent Director and the Fourth Independent Director have not been approved in the manner contemplated by paragraphs (c) and (d), then, at the time of the Closing, the Board of Directors of the Company shall be comprised of the directors contemplated by paragraphs (b) and (e) above and, in addition, the two other Independent Directors currently serving on the Board of Directors and not named on Exhibit 2 hereto. Immediately following Closing, the nominating committees of the Board of Directors set forth in Section 2.02 (a) shall be formed and, consistent with Section 2.02(a), each of the Company and Stockholder shall use its best efforts to cause the Third
          Independent Director and Fourth Independent Director to be proposed by the Third Independent Director Nominating Committee and the Fourth Independent Director Nominating Committee, respectively, to the Board of Directors (i) for inclusion on the slate of director nominees to be recommended to stockholders by the Board of Directors at the 1997 Annual Meeting of Stockholders to serve upon the expiration of the term of the two current Independent Directors not named on Exhibit 2 hereto, or (ii) if earlier, to fill any vacancy resulting from the resignation of a current Independent Director not named on Exhibit 2 hereto. The Company shall use its best efforts to cause such resignations to occur as soon as practicable following the proposal of director candidates by the Third Independent Director and Fourth Independent Director Nominating Committees and concurrently with election of the successor directors. In the event of any failure of either such current Independent Director to resign concurrently with the proposed election of the new Independent Director candidate to succeed such current Independent Director, the Company and the Stockholder shall use their respective best efforts, for the period until the 1997 Annual Meeting of Stockholders, to cause the size of the Board of Directors to be increased to accommodate the proposed election of such new Independent Director and to cause any such new Independent Director candidate to be elected to the Board of Directors in the manner contemplated in Section 2.02 hereof for the filling of vacancies.

               Section 2.02.  Proportional Representation.
                              ---------------------------

               (a)  Following   the  Closing   and  until   the  Standstill
          Termination Date, except as indicated in paragraph (b) below, each of the Company and Stockholder shall use its best efforts to cause the composition of the Board to continue to reflect, or if paragraph (f) of Section 2.01 is operative to fully implement, the proportionate representation of Stockholder Directors, Company Director and Independent Directors set forth in paragraph
          (a) to (d) of Section 2.01. At each annual meeting of stockholders following the Closing at which the term of any Independent Director is to expire, unless such annual meeting shall be scheduled to occur after the Standstill Termination Date, or at any time that a vacancy of an Independent Director on the Board of Directors is to be filled, the identity of such Independent Director to stand for election to the Board of Directors or to fill the vacancy on the Board, as the case may be, shall be determined in the following manner:

                    (i) If the term of any Third Independent Director, initially proposed by the Stockholder and thereafter the Third Independent Director Nominating Committee, expires or such position on the Board becomes vacant, the Third Independent Director Nominating Committee shall propose to the Board of Directors a person to serve as the Third Independent Director on the slate to be recommended by the Board of Directors or to fill such vacancy.

                    (ii) If the term of any Independent Director (excluding
               the Fourth Independent Director) initially proposed by the Independent Directors on the existing Board of Directors and thereafter by the Independent Director Nominating Committee, expires or such position on the Board becomes vacant, the Independent Director Nominating Committee shall propose to the Board of Directors a person to serve as an Independent Director on the slate to be recommended by the Board of Directors or to fill such vacancy.

                    (iii) If the term of the Fourth Independent Director, initially proposed by the Independent Directors on the existing Board of Directors and thereafter by the Fourth Independent Director Nominating Committee, expires or such position on the Board becomes vacant, the Fourth Independent Director Nominating Committee shall propose to the Board of Directors a person to serve as the Fourth Independent Director on the slate to be recommended by the Board of Directors or to fill such vacancy.

                    (iv) The   Board  of   Directors  shall   recommend  to
               stockholders the Independent Directors proposed in accordance with the foregoing provisions and include such Independent Directors on their slate of directors or, in the case of any vacancy elect such Independent Directors to the Board, unless the Board determines that to do so would constitute a breach of its fiduciary obligations to the Company s stockholders.

               (b) The number of Stockholder Directors which the Stockholder shall be entitled to designate shall be reduced to one if, at the date of determination, the number of shares of Common Stock Beneficially Owned by Stockholder or any Affiliate or Associate thereof which is a signatory to this Agreement is less than 50% of the number of Shares acquired by the Stockholder at the Closing pursuant to the Stock Purchase Agreement (as adjusted for stock dividends, splits, recombinations and the like). In the event that the number of directors which the Stockholder is entitled to designate is reduced, thereafter such number of directors may not be increased. All rights of Stockholder and obligations of the Company relative to Stockholder's designation of representatives on the Board of Directors (including Stockholder, Company and Independent Directors) shall terminate if at any time Stockholder Voting Power shall be 5% or less of Total Voting Power. In such event, references in Section 2.02(i) and (iii) to the Third Independent Director Nominating Committee and Fourth Independent Director Nominating Committee shall be deemed references to the Independent Director Nominating Committee.

               (c) Other than as set forth in paragraph (b) above, the Company shall cause each Stockholder Director designated by the Stockholder to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as directors at each annual meeting of the stockholders of the Company and shall use all reasonable efforts to cause the election of each such Stockholder Director, including soliciting proxies in favor of the election of such persons, or, in the case of any vacancy affecting any Stockholder Director, elect to the Board a Stockholder Director designated by the remaining Stockholder Director, or if none, the Stockholder, unless the Board of Directors determines that to do so would constitute a breach of its fiduciary obligations to the Company's stockholders.

               Section 2.03.  Voting.
                              ------

               (a) Until the first to occur of (i) the Standstill Termination Date, (ii) the number of shares of Common Stock Beneficially Owned by Stockholder or any Affiliate or Associate thereof which is a signatory to this Agreement decreasing to less than 50% of the number of Permitted Shares, or (iii) the Stockholder Voting Power decreasing to 5% or less of Total Voting Power, except in the case of a Stockholder Interested Transaction (as defined below), the Company shall not take any action described in Exhibit 3 hereto without the affirmative vote of a majority of the entire Board of Directors, which majority includes at least one Stockholder Director.

               (b) The Company shall not take any action relating to a Stockholder Interested Transaction, unless such Stockholder Interested Transaction has been approved by the affirmative vote of a majority of the Independent Directors. Stockholder agrees that Stockholder shall not, and shall not take any action which would cause the Company or its Board of Directors to, enter into or participate in any Stockholder Interested Transaction which has not been approved by the affirmative vote of a majority of the Independent Directors. If requested by a majority of the Independent Directors, Stockholder shall cause the Stockholder Directors to not vote upon or consent to any Stockholder Interested Transaction, but such directors may be counted for purposes of any quorum necessary to such action. "Stockholder Interested Transaction" shall mean any transaction with or involving the Stockholder, its Affiliates or Associates or relating to this Agreement, including, without limitation, any amendment, modification or waiver hereof or thereof.


                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES

               Section 3.01.  Representations   and   Warranties   of   the
                              ---------------------------------------------
          Company.  The Company represents and warrants  to the Stockholder
          -------
          that (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, is enforceable against the Company in accordance with its terms.

               Section 3.02.  Representations   and   Warranties   of   the
                              ---------------------------------------------
          Stockholder.   The  Stockholder  represents and  warrants to  the
          -----------
          Company that (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Stockholder and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against the Stockholder in accordance with its terms.


                                      ARTICLE IV
                                     DEFINITIONS

               For purposes of this Agreement, the following terms shall have the following meanings:

               Section 4.01. "Affiliate" or "Associate" shall mean an affiliate or associate of a person, as such terms are defined in
          Section 203 of the Delaware General Corporation Law.

               Section 4.02. "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule
          13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

               Section 4.03. "Closing" shall have the meaning specified in the recitals to this Agreement.

               Section 4.04. "Commission" shall mean the Securities and Exchange Commission.

               Section 4.05. "Company Director" shall mean the Company s Chief Executive Officer.

               Section 4.06. "Exchange Act" shall mean the Securities Exchange Act of 1934.

               Section 4.07. "Fourth Independent Director" shall mean the Independent Director nominated in accordance with the provisions of Section 2.01(d) and Section 2.02(a)(iii).

               Section 4.08. "Fourth Independent Director Nominating Committee" shall mean a committee of three directors, comprised of two Independent Directors other than the Third Independent Director and one Stockholder Director. Any action of the Fourth Independent Director Nominating Committee shall be unanimous.

               Section 4.09. "Independent Director" shall mean any person who is a director of the Company and who is independent of and otherwise unaffiliated with the Stockholder, the Company or their Affiliates or Associates (other than as a director, or holder with Beneficial Ownership of less than 5% of the Voting Securities, of the Company), and shall not be an officer or an employee, agent, consultant or advisor (financial, legal or other) of the Stockholder, the Company or their Affiliates or Associates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

               Section 4.10. "Independent Director Nominating Committee" shall mean a committee comprised of the Independent Directors, other than the Third Independent Director.

               Section 4.11.  "Permitted   Shares"  shall   mean  1,933,346
          shares of Common Stock of the Company (as adjusted for stock dividends, splits, recombinations and the like).

               Section 4.12. "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

               Section 4.13. "Standstill Termination Date" shall mean the third anniversary of the Closing.

               Section 4.14. "Stockholder Director" shall mean any person designated by the Stockholder.

               Section 4.15. "Stockholder Interested Transaction" shall have the meaning set forth in Section 2.03(b).

               Section 4.16. "Stockholder Voting Power" at any time shall mean the aggregate voting power in the general election of directors of all Voting Securities then Beneficially Owned by the Stockholder or its Affiliates and Associates which are signatories to this Agreement.

               Section 4.17. "Subsidiary" shall mean, as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

               Section 4.18. "Third Independent Director" shall mean the Independent Director nominated in accordance with the provisions of Section 2.01(c) and Section 2.02(a)(i).

               Section 4.19. "Third Independent Director Nominating Committee" shall mean a committee of three directors, comprised of two Stockholder Directors and one Independent Director, other than the Third Independent Director. Any action of the Third Independent Director Nominating Committee shall be unanimous.

               Section 4.20. "Total Voting Power" at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

               Section 4.21. "Transfer" shall mean any sale, transfer, pledge, encumbrance or other disposition, and to "Transfer" shall mean to sell, transfer, pledge, encumber or otherwise dispose of.

               Section 4.22. "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.


                                      ARTICLE V
                                    MISCELLANEOUS

               Section 5.01.  Notices.   All  notices, requests  and  other
                              -------
          communications to any party hereunder shall be in writing (including telecopy) and shall be given,

               if to the Stockholder,
               to:                        LIH Holdings, LLC
                                          c/o Harvest Partners, Inc.
                                          767 Third Avenue
                                          New York, NY  10017
                                          Telecopier:  212-593-0734
                                          Attention:  Ira D. Kleinman,
                                                        General Partner

               with a copy to:            Reid & Priest LLP
                                          40 West 57th Street
                                          New York, NY  10019
                                          Telecopier:  212-603-2001
                                          Attention:  Leonard Gubar, Esq.

               if to the Company, to:     Lund International Holdings, Inc.
                                          911 Lund Boulevard
                                          Anoka, MN 55303
                                          Attention:  Chief Executive Officer

               with a copy to:            Leonard, Street and Deinard
                                          150 South Fifth Street
                                          Suite 2300
                                          Minneapolis, MN 55402
                                          Attention:  Mark Weitz, Esq.

          or such address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed or telecopied, or, if mailed, five business days after the date of the mailing.

               Section 5.02.  Amendments; No Waivers.
                              ----------------------

               (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Stockholder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No amendment or waiver by the Company shall be effective unless approved by a majority of the Independent Directors.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 5.03.  Successors  and Assigns.   The  provisions of
                              -----------------------
          this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign this Agreement without the other party's prior written consent.

               Section 5.04.  Governing  Law.    This  Agreement  shall  be
                              --------------
          construed in accordance with and governed by the internal laws of the state of Delaware.

               Section 5.05.  Counterparts; Effectiveness.   This Agreement
                              ---------------------------
          may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

               Section 5.06.  Specific  Performance.   The Company  and the
                              ---------------------
          Stockholder each acknowledges and agrees that the parties respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company or the Stockholder of the provisions of this Agreement, in addition to any remedies at law, the Stockholder and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

               Section 5.07.  Termination.  This Agreement  shall terminate
                              -----------
          on the Standstill Termination Date.

               Section 5.08.  Severability.    If   any  term,   provision,
                              ------------
          covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                              LUND INTERNATIONAL HOLDINGS, INC.


                              By /s/ Lund International Holdings, Inc.
                                . . . . . . . . . . . . . . . . . . . . . .

                                  Its . . . . . . . . . . . . . . . . . . .



                              LIH HOLDINGS, LLC


                              By /s/ LIH Holdings, LLC
                                . . . . . . . . . . . . . . . . . . . . . .

                                  Its . . . . . . . . . . . . . . . . . . .

                                                                  Exhibit 1


                                STOCKHOLDER DIRECTORS



                                        Ira Kleinman
                                        Harvey Wertheim

                                                                  Exhibit 2


                                INDEPENDENT DIRECTORS



                                   Robert Schoeberl
                                   David Dovenberg

                                                                  Exhibit 3


          1. Any amendment to the Certificate of Incorporation or By-Laws of the Company;

          2. any reclassification, combination, split, subdivision, redemption, purchase or other acquisition, directly or indirectly, of any debt or equity security of the Company or any Subsidiary;

          3. any sale, lease, transfer or other disposition (other than in the ordinary course of business and other than to the Company or another wholly owned Subsidiary), in one or more related transactions, of the assets of the Company or any Subsidiary the book value of which assets exceeds 2% of consolidated assets of the Company and its Subsidiaries;

          4. any merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, other than with or into the Company or another wholly owned Subsidiary;

          5.   any acquisition of any other business;

          6. any investment by the Company or any Subsidiary in or loans, advances or extensions of credit by the Company or any Subsidiary to, any Person (other than (i) the Company or a Subsidiary, (ii) short term investments in the ordinary course of business, or (iii) loans, or advances to customers, officers, employees and suppliers in the ordinary course of business (collectively the "Excepted Investments and Loans")), which together with all such other investments, loans and advances at the time owned by the Company and its Subsidiaries (exclusive of the Excepted Investments and Loans) would exceed an amount equal to 2% of consolidated assets;

          7. any acquisition by the Company or any Subsidiary of assets, other than investment or loan assets, not in the ordinary course of business;

          8. issue or sell any capital stock of the Company or any Subsidiary, other than (i) issuance of capital stock of the Company authorized for issuance pursuant to stock plans or agreements in effect at the date hereof; and (ii) issuance of shares of capital stock of the Company or any Subsidiary, in one or more related transactions, the amount of which does not exceed at the date of issuance or sale of such shares (or the date of issuance or grant of any related right to acquire such shares) in excess of 2% of the outstanding shares of capital stock of such class;

          9. any declaration or payment of any dividend or distribution with respect to shares of the Company s capital stock; and

          10. any incurrence, assumption or issuance by the Company or its Subsidiaries of any indebtedness for money borrowed, not in the ordinary course of business, if, immediately after giving effect thereto and the application of proceeds therefrom, the aggregate amount of such indebtedness of the Company and its Subsidiaries would exceed $5,000,000.

          11. Establishment of, or continued existence of, any committee of the Board of Directors with the power to approve any of the foregoing.